CUSTODIAN CONTRACT
                               between
                      NEW ENGLAND FUNDS TRUST III
                                 and
                 STATE STREET BANK AND TRUST COMPANY

                               TABLE OF CONTENTS

                                                                           Page

1.   Employment of Custodian and Property to be Held by It  . . . . . . . . . 1

2.   Duties of the Custodian with Respect to Property of the Fund Held By the
     Custodian in the United States . . . . . . . . . . . . . . . . . . . . . 2
          2.1. Holding Securities . . . . . . . . . . . . . . . . . . . . . . 2
          2.2. Delivery of Securities . . . . . . . . . . . . . . . . . . . . 2
          2.3. Registration of Securities . . . . . . . . . . . . . . . . . . 4
          2.4. Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . 5
          2.5. Collection of Income . . . . . . . . . . . . . . . . . . . . . 5
          2.6. Payment of Fund Monies . . . . . . . . . . . . . . . . . . . . 6
          2.7. Liability for Payment in Advance of Receipt of Securities
               Purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          2.8. Appointment of Agents  . . . . . . . . . . . . . . . . . . . . 7
          2.9. Fund Assets-Held in the Custodian's Direct Paper System  . . . 9
          2.10.     Segregated Account  . . . . . . . . . . . . . . . . . .  10
          2.11.     Ownership Certificates for Tax Purposes . . . . . . . .  10
          2.12.     Proxies . . . . . . . . . . . . . . . . . . . . . . . .  11
          2.13.     Communications Relating to Portfolio Securities . . . .  11

3.   Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States . . . . . . . . . . . . . . . . . . . . . . . . .  11
          3.1. Appointment of Foreign Sub-Custodians  . . . . . . . . . . .  11
          3.2. Assets to be Held  . . . . . . . . . . . . . . . . . . . . .  12
          3.3. Foreign Securities Systems . . . . . . . . . . . . . . . . .  12
          3.4. Holding Securities . . . . . . . . . . . . . . . . . . . . .  12
          3.5. Agreements with Foreign Banking Institutions . . . . . . . .  12
          3.6. Access of Independent Accountants of the Fund  . . . . . . .  13
          3.7. Reports by Custodian . . . . . . . . . . . . . . . . . . . .  13
          3.8. Transactions in Foreign Custody Account  . . . . . . . . . .  13
          3.9. Liability of Foreign Sub-Custodians  . . . . . . . . . . . .  14
          3.10. Liability of Custodian  . . . . . . . . . . . . . . . . . .  14
          3.11. Reimbursement for Advances  . . . . . . . . . . . . . . . .  14
          3.12. Monitoring Responsibilities . . . . . . . . . . . . . . . .  15
          3.13. Branches of US -Banks . . . . . . . . . . . . . . . . . . .  15
          3.14. Tax Law . . . . . . . . . . . . . . . . . . . . . . . . . .  15

4.   Payments for Sales or Repurchases or Redemptions of Shares of the Fund  15

5.   Proper Instructions  . . . . . . . . . . . . . . . . . . . . . . . . .  16

6.   Evidence of Authority  . . . . . . . . . . . . . . . . . . . . . . . .  17

7.   Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income  . . . . . . . . . . . . . . . . . .  17

8.   Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

9.   Opinion of Fund's Independent Accountant . . . . . . . . . . . . . . .  18

                                     PAGE i








10.  Reports to Fund by Independent Public Accountants  . . . . . . . . . .  18

11.  Compensation of Custodian  . . . . . . . . . . . . . . . . . . . . . .  18

12.  Responsibility of Custodian  . . . . . . . . . . . . . . . . . . . . .  18

13.  Effective Period, Termination and Amendment  . . . . . . . . . . . . .  20

14.  Successor Custodian  . . . . . . . . . . . . . . . . . . . . . . . . .  20

15.  Interpretive and Additional Provisions . . . . . . . . . . . . . . . .  21

16.  Additional Funds . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

17.  Massachusetts Law to Apply . . . . . . . . . . . . . . . . . . . . . .  22

18.  Prior Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

19.  Shareholder Communications Election  . . . . . . . . . . . . . . . . .  22

20.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

21.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

22.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22












                                     PAGE ii







                               CUSTODIAN CONTRACT


          This Contract between New England Funds Trust III, a business trust organized and existing under the laws of The Commonwealth of Massachusetts with its principal place of business at 399 Boylston Street, Boston, Massachusetts 02116, hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                  WITNESSETH:

          WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

          WHEREAS, the Fund intends to initially offer shares in one series, New England Equity Income Fund (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with Article 17, being herein referred to as the "Portfolio(s)");

          NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.        Employment of Custodian and Property to be Held by It

          The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Fund's declaration of trust (the "Declaration of Trust"). The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

          The Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States, but only in accordance with Section 2.16. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

          2.1. Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.10.

        2.2. Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper System account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

               (1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

               (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

               (3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

               (4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

               (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

               (6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

               (7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

               (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, split up of shares, changes of par value, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

               (9) In the case of warrants, subscription or purchase rights, the surrender thereof in the exercise of such warrants, subscription or purchase rights or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

               (10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

               (11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose;

               (12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

               (13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

               (14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

               (15) For any other purpose that the Fund declares is a proper corporate purpose, but only upon upon receipt of proper Instructions from the Fund.

         2.3. Registration of Securities. Securities of each Portfolio held by the Custodian shall be registered in the name of such Portfolio or of any nominee of such Portfolio or in the name of the Custodian or of any nominee of the Custodian or in the name of any Security System approved by the California Insurance Commissioner.

               Any nominee shall either be a 'dba' of the Cusdodian or a partnership consisting solely of the Custodian's employees, officers, directors or affiliated entities under the legal and operational control of the Custodian. Only one nominee will be used for all securities of each Portfolio held by the Custodian.

               Any securities issued in bearer form shall be maintained in that form and not be subject to reregistration in definitive form; i.e. in the name of a nominee of any depository, except upon specific instruction as to a given security. The bearer securities must be retained by the Custodian itself, unless deposited with a depository authorized by the SEC and approved by the California Insurance Commissioner.

        2.4. Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the " 1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity. If requested by the Fund, the Custodian shall furnish the Fund, not later than twenty (20) calendar days after the last business day of each month, a statement reflecting the current status of its internal reconciliation of the closing balance as of that day in all acounts described in this Section 2.4 to the balance shown on the daily cash report for that day rendered to the Fund. Any bank account maintained under this Section 2.4 shall be subject to all of the terms and conditions of this Contract.

        2.5. Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall (1) detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder; (2) present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable on the date such securities become payable; and (3) endorse and deposit for collection, in the name of the applicable Portfolio, checks, drafts or other negotiable instruments on the same day as received. In any case in which the Custodian does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await proper instructions; the Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. It shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

        2.6. Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

               (1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the of 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof, (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian account at the Federal Reserve Bank with such securities (which account shall comply with Section 2.4) or
                    (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5; all such securities to be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer due to the purchaser;

               (2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section
                    2.2 hereof;

               (3)  For the redemption or repurchase of Shares as set forth in
                    Article 4 hereof;

               (4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses; provided, however that the Custodian shall not, in connection with the Custodian's compensation or expenses, charge the custodied assets of any Portfolio, attach any lien or withhold delivery of any asset, in full or in part, it being understood that the Fund will make timely payment of all compensation due to the Custodian on account of each Portfolio;

               (5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

               (6) For payment of the amount of dividends received in respect of securities sold short;

               (7) For any other purpose which the Fund declares is a proper trust purpose, but only, upon receipt of Proper Instructions from the Fund on behalf of the Portfolio.

        2.7. Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

        2.8. Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Contract as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. Notwithstanding any provision contained herein to the contrary, the Fund retains the ultimate responsibility and authority for direction and control for the services provided pursuant to this Contract.

        2.9. Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

               (1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

               (2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

               (3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

               (4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

               (5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 14 hereof;

               (6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage. Securities Systems, subcustodians and correspondents utilized by the Custodian shall be deemed to be agents of the Custodian.

        2.10. Fund Assets-Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

               (1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

               (2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in the Direct Paper System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

               (3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

               (4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio.
                    The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

               (5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Portfolio;

               (6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

        2.11. Segregated Account; Safekeeping. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity fixtures contracts or options thereon purchased or sold by the Portfolio,
              (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a Certified Resolution setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

               The Custodian shall maintain records of all receipts, deliveries and locations of each Portfolio's securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing bonds and other securities held by it under this Contract in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any agent appointed pursuant to Section 2.8, or securities held by any sub-custodian appointed pursuant to
               Section 2.15, or securities held by any foreign sub-custodian appointed pursuant to Section 3.1, the Custodian may rely upon certificates from such agent, sub-custodian or foreign sub-custodian as to the holdings of such agent, sub-custodian or foreign sub-custodian, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Contract. The Custodian will promptly report to the Fund the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

        2.12. Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

        2.13. Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

        2.14. Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of fixtures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

        2.15. Subcustodians. The Custodian, may from time to time employ one or more sub-custodians meeting the terms and conditions set forth in Section 9.4(a) of the Fund's By-Laws, subject to prior approval by the Fund. Notwithstanding any provision contained herein to the contrary, the Fund retains the ultimate responsibility and authority for direction and control for the services provided pursuant to this Contract.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

        3.1. Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Article 5 hereof, together with a Certified Resolution, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodians. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

        3.2. Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph
              (c)(1) of Rule 17f-5 under the 1940 Act, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions. The Custodian shall identify on its books as belonging to the relevant Portfolio, the foreign securities of such Portfolio held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the relevant

              Portfolio and physically segregate in that account securities and other assets of such Portfolio, and, in the event that such institution deposits such Portfolio's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for such Portfolio, the securities so deposited.

        3.3. Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Portfolios shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

        3.4. Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a Foreign Sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the Foreign Subcustodian be held separately from any assets of the Foreign Sub-custodian or of others.

        3.5. Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit I hereto and shall provide that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

        3.6. Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

        3.7. Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

        3.8. Transactions in Foreign Custody Account. (a) Except as otherwise provided in subsection (b) of this Section 3.8, the provision of Sections 2.2 and 2.6 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

               (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

               (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

        3.9. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise the standard of care that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would observe in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's perform-ance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

        3.10. Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised the standard of care that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would observe. Notwithstanding the foregoing provisions of this Section 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

        3.11. Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of Section 3 of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, each Portfolio hereby grants to the Custodian a security interest and pledges to the Custodian in an amount not to exceed the lesser of the dollar amounts borrowed or two percent of such Portfolio's total assets (taken at cost), the specific securities to be designated in writing from time to time by the Portfolio or its investment adviser; provided, however, that (1) if from time to time neither the Portfolio nor its investment adviser shall have designated in writing specific securities in an amount at least equal to the lesser of the dollar amounts borrowed or two percent of such Portfolio's total assets (taken at cost), or (2) if as a result of the delivery by the Custodian out of its custody, pursuant to Proper Instructions, of any securities previously so designated, the remaining amount of securities so designated shall be less than the lesser of the dollar amounts borrowed or two percent of such Portfolio's total assets, then the Custodian shall have a security interest in such Portfolio's securities in an amount that, taken together with amounts of securities from time to time designated in writing by the Portfolio or its investment adviser that have not been delivered out of the custody of the Custodian pursuant to Proper Instructions, does not exceed the lesser of the dollar amounts borrowed or two percent of such Portfolio's total assets (taken at cost). Should the Portfolio fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

        3.12. Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the SEC is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

        3.13. Branches of US Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the 1940 Act meeting the qualification set forth in
              Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Article 1 hereof.

               (b) Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

        3.14. Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4. Payments for Sales or Repurchases or Redemptions of Shares of the Fund

          The Custodian shall make such arrangements with the Transfer Agent of each Portfolio, which may be the Custodian, as will enable the Custodian to make certain it receives the cash consideration due to each such Portfolio for shares of such Portfolio as may be issued or sold from time to time by the Fund, all in accordance with the Fund's Declaration of Trust. In connection with such issuance of shares of each Portfolio, the Custodian shall make such arrangements with the Transfer Agent as shall insure the timely notification to the Transfer Agent and to the Fund of the receipt of Federal funds by the Custodian by means of the Federal Reserve Wire System or of the receipt of funds by other bank wire transfers in payment for the issuance of such shares. Consideration received in connection with the sale of Shares of any Series shall be credited to the account of that Portfolio only.

          At 9:00 a.m. on the second business day after the deposit of a check into a Portfolio's account, the Custodian agrees to make Federal funds available to such Portfolio in the amount of the check.

          From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust, and applicable resolutions of the Trustees of the Fund pursuant thereto, the Custodian shall make funds of the applicable Portfolio available for payment to shareholders who have delivered to the Transfer Agent a request for redemption of their shares by such Portfolio pursuant to said Declaration of Trust. Redemption of the shares of any Portfolio shall be made only from the assets of the relevant Portfolio. In connection with the redemption of shares of each Portfolio pursuant to the Declaration of Trust, the Custodian is authorized and directed upon receipt of instructions from the Transfer Agent for such Portfolio to make funds of such Portfolio available for transfer through the Federal Reserve Wire System or by other bank wire to a commercial bank account designated by the redeeming shareholder.

5.        Proper Instructions

          The Custodian shall be deemed to have received proper instructions upon receipt of written instructions signed by a majority of the Trustees of the Fund or by one or more person or persons as the Trustees shall have from time to time authorized to give the particular class of instructions in question ("Proper Instructions"). Different persons may be authorized to give instructions for different purposes. A certified copy of a resolution or action of the Trustees may be received and accepted by the Custodian as conclusive evidence of the authority of any such person or persons to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with Section 2.11.

          In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for each Portfolio, the Custodian may take cognizance of the provisions of the Declaration of Trust of the Fund as from time to time amended; however, except as otherwise expressly provided herein, it may assume unless and until notified in writing to the contrary that instructions purporting to be proper instructions received by it are not in conflict with or in any way contrary to any provision of the Declaration of Trust and By-Laws of the Fund as amended, or resolutions or proceedings of the Trustees of the Fund.

6.        Evidence of Authority

          The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

          The Custodian shall keep books of account and render statements, including interim monthly and complete quarterly financial statements, or copies thereof from time to time as requested by the Treasurer or any Executive Officer of the Fund.

          Unless otherwise directed by receipt of proper instructions, the Custodian shall compute and determine, as of the close of business of the New York Stock Exchange, the "net asset value" of a share of each Portfolio, and shall also compute and determine such net asset value for each Portfolio on each day during which there is a sufficient degree of trading in such Portfolio's portfolio securities that the current net asset value of such Portfolio's shares might be affected by the change in the value of such portfolio securities, each such computation and determination to be made pursuant to the provisions of the Declaration of Trust and/or By-Laws of the Fund, by a vice president, assistant vice president or assistant secretary of the Custodian; and promptly to notify the Fund of the result of such computation and determination. In computing the "net asset value" the Custodian shall rely upon security quotations received by telephone or otherwise from sources designated by the Fund by proper instructions and may further rely upon information furnished to it by any officer of the Fund thereunto duly authorized relative (a) to liabilities of each Portfolio not appearing on its books of account, (b) to the existence, status and proper treatment of any reserve or reserves and (c) to the fair value of any security or other property for which market quotations are not readily available.

          Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall calculate daily the "net income" of each Portfolio in a manner consistent with the Declaration of Trust and in accordance with the then current prospectus of the Fund applicable to such Portfolio, and shall advise the Fund and the Transfer Agent daily of the total amount of such "net income".

8.        Records

          The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 3la-1 and 31a-2 thereunder, applicable Federal and State tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and in the event of termination of this Contract will be delivered in accordance with Section 14.

          The Custodian will keep books of account and render statements for each Portfolio separately. The Custodian shall maintain such records as will enable the Fund to comply with the requirements of all Federal and State laws and regulations applicable to the Fund with respect to the matters covered by this Contract. The Custodian shall submit, upon not more than 48 hours' notice and during the course of the Custodian's regular business hours, to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Contract, present or future, any information, reports or other materials which any such body by reason of this Contract may request or require pursuant to applicable laws and regulations. The Custodian shall not disclose or use any record it has prepared by reason of this Contract in any manner except as expressly authorized herein or directed by the Fund and shall keep confidential any information obtained by reason of this Contract.

          Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as to the conduct of such monitors as may be reasonably imposed by the Custodian after prior consultation with an officer of the Fund, the books and records of the Custodian pertaining to its actions under this Contract shall be open to inspection and audit at reasonable times by the Trustees of, attorneys for, and auditors employed by, the Fund.

9.        Opinion of Fund's Independent Accountant

          The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N- IA, and Form N-SAR or other annual reports to the SEC, state "Blue Sky" authorities and with respect to any other requirements of the SEC or such state "Blue Sky" authority.

10.        Reports to Fund by Independent Public Accountants

          The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

11.       Compensation of Custodian

          The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

12.       Responsibility of Custodian

          So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be properly executed in accordance with
Section 5, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be entitled to receive and act upon advice of counsel (who may be counsel for the Fund) and, except as provided in the next paragraph of this Section 12, shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable Federal or State laws or regulations, and, if the counsel is counsel for the Fund and not for The Custodian, shall be kept indemnified by the Fund and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Contract in good faith and without negligence. The Custodian shall not be entitled to indemnification for any action taken upon advice of its own counsel.

          Notwithstanding any other provision of this Contract, the Custodian shall be strictly liable for all losses to the property of any Portfolio held by the Custodian due to fire, burglary, robbery, theft and mysterious disappearance, whether such a loss occurred while the property was in the possession of the Custodian, its nominee or any agent of the Custodian at the time of loss. Notwithstanding any other provision of this Contract, the Custodian shall be liable for losses resulting from any cause or causes other than those specified in the immediately preceding sentence unless the Custodian itself can establish that the loss was not due to any dishonesty, negligence or misconduct by its officers, employees or agents or nominee. In the event of loss, damage or injury to the securities held on deposit for any Portfolio with the Custodian, its nominee or its agent, the Custodian shall promptly, upon demand of the Fund on behalf of such Portfolio, cause such securities to be replaced by securities of like kind and quality, together with all rights and privileges pertaining thereto, or, if acceptable to the Fund on behalf of the Portfolio, remit cash equal to the fair market value of said securities. (Fair market value shall be determined as of the date such securities suffered the loss, damage or injury.) Notwithstanding any provision of this Section 12, the Custodian shall not be liable for any loss, damage or injury resulting from nuclear contamination (other than industrial use of nuclear energy), expropriation by government order, war, insurrection or revolution and, with respect to a sub-custodian or foreign sub-custodian, even if the sub-custodian or foreign sub-custodian's standards of liability for failure or delay in effecting any collections or providing any notices may be less than that described in this Section 12, the Custodian shall not be absolved of responsibility if the failure or delay in effecting collections or giving notice is due to the Custodian's negligence or misconduct.

          Each party shall be liable for its own misconduct and negligence. While there may be indemnification between the Custodian and the Fund, neither of these parties can immunize themselves from liability by relying upon advice from their own individual counsel. In order that the indemnification provisions contained in this Section 12 shall apply, however, it is understood that in any case in which the Fund may be asked to indemnify or hold the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the Custodian, and thereupon the Fund shall take over complete defense of the claim, and the Custodian shall in such situations initiate no further legal or other expenses for which it shall seek indemnification under this Section 12. The Custodian shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Custodian except with the Fund's prior written consent.

          The Fund agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against the Custodian or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee's own negligent action, negligent failure to act or willful misconduct and except for claims by or liabilities to the Fund. To secure any advances of cash or securities made by the Custodian to or for the benefit of the Fund for any purposes which result in a Portfolio incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, each Portfolio hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for it by the Custodian, in an amount not to exceed the lesser of the dollar amounts borrowed or two percent of the Portfolio's total assets (taken at cost), the specific securities to be designated in writing from time to time by the Portfolio or its investment adviser; provided, however, that (1) if from time to time neither the Portfolio nor its investment adviser shall have designated in writing specific securities in an amount at least equal to the lesser of the dollar amounts borrowed or two percent of the Portfolio's total assets (taken at cost), or (2) if as a result of the delivery by the Custodian out of its custody, pursuant to Proper Instructions, of any securities previously so designated, the remaining amount of securities so designated shall be less than the lesser of the dollar amounts borrowed or two percent of the Portfolio's total assets (taken at cost), then the Custodian shall have a security interest in the Portfolio's securities in an amount that, taken together with amounts of securities from time to time designated in writing by the Portfolio or its investment adviser that have not been delivered out of custody of the Custodian pursuant to Proper Instructions, does not exceed the lesser of the dollar amounts borrowed or two percent of the Portfolio's total assets (taken at cost). Should the Portfolio fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

          The Custodian in its performance of its duties will exercise the standard of care that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would observe in these affairs.

13.       Effective Period, Termination and Amendment

          This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act and that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of the Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

          Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14.       Successor Custodian

          If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties and all records of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

          If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

          In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

          In the event that securities, ftmds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.       Interpretive and Additional Provisions

          In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16.       Additional Funds

          In the event that the Fund establishes one or more series of Shares in addition to New England Equity Income Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

17.       Massachusetts Law to Apply

          This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

18.       Prior Contracts

          This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

19.       Shareholder Communications Election

          SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

          YES [   ] The Custodian is authorized to release the Fund's name,
                    address, and share positions.

          NO  [   ] The Custodian is not authorized to release the Fund's name, address, and share positions.

20.       Notices.

          Notices and other writings delivered or mailed postage prepaid to the Fund at 399 Boylston Street, Boston, Massachusetts and to State Street at 225 Franklin Street, Boston, Massachusetts, 02110 or to such other address as the Fund or the Custodian may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address. Notice given to the Fund with respect to any matter affecting less than all of the Portfolio shall indicate in such notice the Portfolio to which such matter pertains.

21.       Binding Effect.

          This Agreement shall be binding on and shall inure to the benefit of the Custodian and its successors. The Custodian shall bill the Fund for each Portfolio separately on account of those custodian fees determined in accordance with this Contract which are attributable to the administration, portfolio trades, interest accrual and appraisals or other activities of such Portfolio. Except as otherwise specifically provided in this Contract, the rights, obligations and interests of the Fund, any Portfolio and the Custodian under this Contract shall not be assignable in whole or in part.

22.       Counterparts.

          This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.


THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of September [ ], 1995.


                              STATE STREET BANK AND TRUST COMPANY



                              By:  ________________________________________

                                   Name:      Ronald E. Logue


                                   Title:     Executive Vice President



                              NEW ENGLAND FUNDS TRUST III



                              By:  ________________________________________

                                   Name:


                                   Title:

                                 SCHEDULE A

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                   JUNE 1995


Country          Subcustodian                    Central Depository

Argentina        Citibank, N.A.                  Caja de Valores S.A.

Australia        Westpac Banking Corporation     Austraclear Limited;

                                                 Reserve Bank Information and
                                                 Transfer System (RITS)

Austria          GiroCredit Bank                 Oesterreichische
                 Aktiengesellschaft der Sparkassen
                 Kontrollbank AG

                                                 (Wertpapiersammelbank Division)

Bangladesh       Standard Chartered Bank         None

Belgium          Generale Bank                   Caisse Interprofessionnelle de
                                                 Depots et de Virements de
                                                 Titres S.A. (CIK)
                                                 Banque Nationale de Belgique

Botswana         Barclays Bank of Botswana       None
                 Limited

Brazil           Citibank, N.A.                  Bolsa de Valores de Sdo Paulo
                                                 (Bovespa);

                                                 Banco Central do Brasil,
                                                 Systema Especial de
                                                 Liquidacao e Custodia
                                                 (SELIC)

Canada           Canada Trustco Mortgage         The Canadian Depository for
                 Company                         Securities Limited (CDS)

Chile            Citibank, N.A.                  None

People's        The Hongkong and Shanghai        Shanghai Securities Central
Republic of     Banking Corporation Limited,     Clearing and Registration
China           Shanghai and Shenzhen            Corporation (SSCCRC)
                branches

                                                 Shenzhen Securities Registrars
                                                 Co., Ltd. and its designated
                                                 agent banks

                                  SCHEDULE A

                        STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                   JUNE 1995



Country              Subcustodian                  Central Depository

Colombia             Cititrust Colombia S.A.       None
                     Sociedad Fiduciaria

Cyprus               Barclays Bank PLC             None

Czech Republic       CeskoslovenskA Obchodni       Stfedisko cennych papir-6
                                                   (SCP);

                                                   Czech National Bank (CNB)

Denmark              Den Danske Bank               Vaerdipapircentralen - The
                                                   Danish Securities Center (VP)

Egypt                National Bank of Egypt        None

Finland              Merita Bank Limited           The Central Share Register of
                                                   Finland

France               Banque Paribas                Societe Interprofessionnelle
                                                   pour la Compensation des
                                                   Valeurs Mobili&res
                                                   (SICOVAM);

                                                   Banque de France, Saturne
                                                   System

Germany              BHF - Bank                    The Deutscher Kassenverein
                     Aktiengesellschaft            AG

Ghana                Barclays Bank of Ghana        None
                     Limited

Greece              National Bank of              The Central Securities
                    Greece S.A.                   Depository (Apothetirion
                                                  Titlon A.E.)

Hong Kong           Standard Chartered Bank       The Central Clearing and
                                                  Settlement System (CCASS)

Hungary             Citibank Budapest Rt.         The Central Depository and
                                                  Clearing House (Budapest)
                                                  Ltd. (KELER Ltd.)

                                SCHEDULE A

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                   JUNE 1995



Country            Subcustodian                  Central Depository

India              Deutsche Bank AG              None

Indonesia          Standard Chartered Bank       None

Ireland            Bank of Ireland               None;

                                                 The Central Bank of Ireland,
                                                 The Gilt Settlement Office
                                                 (GSO)

Israel             Bank Hapoalim B.M.            The Clearing House of the Tel
                                                 Aviv Stock Exchange

Italy              Morgan Guaranty               Monte Titoli S.p.A;
                   Trust Company

Japan              The Daiwa Bank, Limited       Japan Securities Depository
                                                 Center (JASDEC);

                                                 Bank of Japan Net System

                   The Sumitomo Trust &          Japan Securities Depository
                   Banking Co., Ltd.             Center (JASDEC);

                                                 Bank of Japan Net System

Jordan             The British Bank of the       None
                   Middle East

Kenya              Barclays Bank of Kenya        None
                   Limited

Republic of Korea  SEOULBANK                     Korea Securities Depository
                                                 (KSD)

Malaysia           Standard Chartered Bank       Malaysian Central Depository
                   Malaysia Berhad               Sdn. Bhd. (MCD)

Mauritius          The Hongkong and              None
                   Shanghai Banking
                   Corporation Limited

                                 SCHEDULE A

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                   JUNE 1995

Country           Subcustodian                 Central Depository

Mexico            Citibank Mexico, S.A.        S.D. INDEVAL, S.A. de C.V.
                                               (Instituto para el Deposito de
                                               Valores);

                                               Banco de Mexico

Morocco           Banque Commerciale du        None
                  Maroc

Netherlands       MeesPierson N.V.             Nederlands Centraal
                                               Instituut voor Giraal
                                               Effectenverkeer B.V.
                                               (NECIGEFK)

New Zealand       ANZ Banking Group (New       Austraclear Limited
                  Zealand) Limited

                                               The Reserve Bank of New
                                               Zealand, Austraclear NZ

Norway            Christiania Bank og          Verdipapirsentralen - The
                  Kreditkasse                  Norwegian Registry of
                                               Securities (VPS)

Pakistan          Deutsche Bank AG             None

Peru              Citibank, N.A.               Caja de Valores (CAVAL)

Philippines       Standard Chartered Bank      None

Poland            Citibank Poland S.A.         The National Depository of
                                               Securities (Centrum
                                               Krajowego Depozytu
                                               Papierow Warto ciowych)

Portugal          Banco Comercial Portugues     Central de Valores
                                                Mobilidrios (Central)

Singapore         The Development Bank of       The Central Depository (Pte)
                  Singapore Ltd.                Limited (CDP)

                                 SCHEDULE A

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                   JUNE 1995



Country            Subcustodian                Central Depository

Slovak Republic    Ceskoslovenskd Obchodnd     Stredisko cenn@ch papierov
                   Banka A.S.                  (SCP);

                                               National Bank of Slovakia

South Africa       Standard Bank of South      None
                   Africa Limited

Spain              Banco Santander, S.A.       Servicio de Compensacion y
                                               Liquidacion de Valores, S.A.
                                               (SCLV);

                                               Banco de Espafia,
                                               Anotaciones en Cuenta

SriLanka           The Hongkong and            Central Depository System
                   Shanghai Banking            (Pvt) Limited
                   Corporation Limited


Swaziland          Barclays Bank of Swaziland  None
                   Limited

Sweden             Skandinaviska Enskilda      Vdrdepapperscentralen VPC
                   Banken                      AB, The Swedish Central
                                               Securities Depository

Switzerland        Union Bank of Switzerland   Schweizerische Effekten -
                                               Giro AG (SEGA)

Taiwan - R.O.C.    Central Trust of China      The Taiwan Securities Central
                                               Depository Company, Ltd.
                                               (TSCD)

Thailand           Standard Chartered Bank      Thailand Securities
                                                Depository Company Limited
                                                (TSD)

Turkey             Citibank, N.A.               Istanbul Stock Exchange
                                                Settlement and Custody Co.,
                                                Inc. (I.M.K.B. Takas ve
                                                Saklama A.S.)

                                 SCHEDULE A

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK
                            FOR MUTUAL FUND CLIENTS
                                   JUNE 1995

Country           Subcustodian                 Central Depository

United Kingdom    State Street Bank and Trust  None;
                  Company

                                               The Bank of England,
                                               The Central Gilts Office
                                               (CGO);
                                               The Central Moneymarkets
                                               Office (CMO)

Uruguay           Citibank, N.A.               None

Venezuela         Citibank, N.A.               None

Zambia            Barclays Bank of Zambia      None
                  Limited

Zimbabwe          Barclays Bank of             None
                  Zimbabwe Limited



Euroclear (The Euroclear System)/State Street London Limited

Cedel (Cedel Bank societe anonyme)/State Street London Limited

            DATA ACCESS SERVICES ADDENDUM TO CUSTODIAN CONTRACT


          AGREEMENT between New England Funds Trust III (the "Customer") and State Street Bank and Trust Company ("State Street").

                               PREAMBLE

          WHEREAS, State Street has been appointed as custodian of certain assets of the Customer pursuant to a certain Custodian Contract (the "Custodian Contract") dated as of September [ * ], 1995;

          WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZON R Accounting System, in its role as custodian of the Customer, and maintains certain Customer-related data ("Customer Data") in databases under the control and ownership of State Street (the "Data Access Services"); and

          WHEREAS, State Street makes available to the Customer certain Data Access Services solely for the benefit of the Customer, and intends to provide additional services, consistent with the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

1.        SYSTEM AND DATA ACCESS SERVICES

          a. System. Subject to the terms and conditions of this Agreement, State Street hereby agrees to provide the Customer with access to State
Street's Multicurrency HORIZON R Accounting System and the other information systems (collectively, the "System") as described in Attachment A, on a remote basis for the purpose of obtaining reports, solely on computer hardware, system software and telecommunication links of the Customer, or certain third parties approved by State Street that serve as investment advisors or investment managers of the Customer (each an "Investment Advisor") as listed in Attachment C hereto and solely with respect to the Customer (the "Designated Configuration") or on any designated substitute or back-up equipment configuration with State Street's written consent, such consent not to be unreasonably withheld.

          b. Data Access Services. State Street agrees to make available to the Customer the Data Access Services subject to the terms and conditions of this Agreement and data access operating standards and procedures as may be issued by State Street from time to time. The ability of the Customer to originate electronic instructions to State Street on behalf of the Customer in order to (i) effect the transfer or movement of cash or securities held under custody by State Street or (ii) transmit accounting or other information (such transactions are referred to herein as "Client Originated Electronic Financial Instructions"), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Data Access Services for purposes of this Agreement.

          c. Additional Services. State Street may from time to time agree to make available to the Customer additional Systems that are not described in the attachments to this Agreement. In the absence of any other written agreement concerning such additional systems, the term "System" shall include, and this Agreement shall govern, the Customer's access to and use of any additional System made available by State Street and/or accessed by the Customer.

2.        NO USE OF THIRD PARTY SOFTWARE

          State Street and the Customer acknowledge that in connection with the Data Access Services provided under this Agreement, the Customer will have access, through the Data Access Services, to Customer Data and to functions of State Street's proprietary systems; provided, however that in no event will the Customer have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3.        LIMITATION ON SCOPE OF USE

          a. Designated Equipment; Designated Location. The System and the Data Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of the Customer or each Investment Advisor located in Boston, Massachusetts ("Designated Location").

          b. Designated Configuration; Trained Personnel. State Street shall be responsible for supplying, installing and maintaining the Designated Configuration at the Designated Location. State Street and the Customer agree that each will engage or retain the services of trained personnel to enable both parties to perform their respective obligations under this Agreement. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

          c. Scope of Use. The Customer will use the System and the Data Access Services only for the processing of securities transactions, the keeping of books of account for the Customer and accessing data for purposes of reporting and analysis. The Customer shall not, and shall cause its employees and agents not to (i) permit any third party to use the System or the Data Access Services, (ii) sell, rent, license or otherwise use the System or the Data Access Services for any purpose other than as expressly authorized under this Agreement, (iii) allow access to the System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (iv) allow or cause any information

(other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Customer) transmitted from State Street's databases, including data from third party sources, available through use of the System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device for other than use for or on behalf of the Customer or
(v) modify the System in any way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the Designated Configuration.

          d. Other Locations. Except in the event of an emergency or of a planned System shutdown, the Customer's access to services performed by the System or to Data Access Services at the Designated Location may be transferred to a different location only upon the prior written consent of State Street.
In the event of an emergency or System shutdown, the Customer may use any back-up site included in the Designated Configuration or any other back-up site agreed to by State Street, which agreement will not be unreasonably withheld. The Customer may secure from State Street the right to access the System or the Data Access Services through computer and telecommunications facilities or devices complying with the Designated Configuration at additional locations only upon the prior written consent of State Street and on terms to be mutually agreed upon by the parties.

          e. Title. Title and all ownership and proprietary rights to the System, including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

          f. No Modification. Without the prior written consent of State Street, the Customer shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Customer reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

          g. Security Procedures. The Customer shall comply with data access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. The Customer shall have access only to the Customer Data and authorized transactions agreed upon from time to time by State Street and, upon notice from State Street, the Customer shall discontinue remote use of the System and access to Data Access Services for any security reasons cited by State Street; provided, that, in such event, State Street shall, for a period not less than 180 days (or such other shorter period specified by the Customer) after such discontinuance, assume responsibility to provide accounting services under the terms of the Custodian Contract.

4.        PROPRIETARY INFORMATION

          a. Proprietary Information. The Customer acknowledges and State Street represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Customer by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Customer shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Customer agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder. The Customer further acknowledges that State Street shall not be required to provide any Investment Advisor with access to the System unless it has first received from such Investment Advisor an undertaking with respect to State Street's Proprietary Information in the form of Attachment C to this Agreement. The Customer shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

          b. Cooperation. Without limitation of the foregoing, the Customer shall advise State Street immediately in the event the Customer learns or has reason to believe that any person to whom the Customer has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Agreement, and the Customer will, at its expense, cooperate with State Street in seeking injunctive or other equitable relief in the name of the Customer or State Street against any such person.

          c. Injunctive Relief. The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law. In addition, State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

          d. Survival. The provisions of this Section 4 shall survive the termination of this Agreement.

5.        LIMITATION ON LIABILITY

          a. Limitation on Amount and Time for Bringing Action. The Customer agrees that State Street's liability to the Customer arising out of contract, strict liability in tort, or any other cause of action under this Agreement for its provision of Data Access Services or the System shall be limited to the amount paid by the Customer for the preceding 24 months for such component services. No action, regardless of form, arising out of this Agreement may be brought by the Customer more than two years after the Customer has knowledge that the cause of action has arisen.

          b. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET. IN NO EVENT WILL STATE STREET BE LIABLE TO THE CUSTOMER OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE FROM THE CUSTOMER'S ACCESS TO THE SYSTEM OR USE OF INFORMATION OBTAINED THEREBY.

          c. Third-Party Data. Organizations from which State Street may obtain certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

          d. Regulatory Requirements. As between State Street and the Customer, the Customer shall be solely responsible for the accuracy of any accounting statements or reports produced using the Data Access Services and the System and the conformity thereof with any requirements of law.

          e. Force Majeure. Neither party shall be liable for any costs or damages due to delay or nonperformance under this Agreement arising out of any cause or event beyond such party's control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Customer as a result of work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

6.        INDEMNIFICATION

          The Customer agrees to indemnify and hold State Street harmless from any loss, damage or expense including reasonable attorney's fees, (a "loss") suffered by State Street arising from (i) the negligence or willful misconduct in the use by the Customer of the Data Access Services or the System, including any loss incurred by State Street resulting from a security breach at the Designated Location or committed by the Customer's employees or agents or the Investment Advisor and (ii) any loss resulting from incorrect Client Originated Electronic Financial Instructions. State Street shall be entitled to rely on the validity and authenticity of Client Originated Electronic Financial Instructions without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by State Street from time to time.

7.        FEES

          Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Custody Fee
Schedule in effect from time to time between the parties (the "Fee Schedule"). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this

Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street) shall be borne by the Customer. Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

8.        TRAINING, IMPLEMENTATION AND CONVERSION

          a. Training. State Street agrees to provide training, at a designated State Street training facility or at the Designated Location, to the Customer's personnel in connection with the use of the System on the Designated Configuration. The Customer agrees that it will set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Customer, to receive the training offered by State Street pursuant to this Agreement.

          b. Installation and Conversion. State Street shall be responsible for the technical installation and conversion ("Installation and Conversion") of the Designated Configuration. The Customer shall have the following responsibilities in connection with Installation and Conversion of the System:

               (i) The Customer shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated Configuration in order to use the Data Access Services at the Designated Location.

               (ii) State Street and the Customer each agree that they will assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Agreement.

9.        SUPPORT

          During the term of this Agreement, State Street agrees to provide the support services set out in Attachment D to this Agreement.

10.        TERM OF AGREEMENT

          a. Term of Agreement. This Agreement shall become effective on the date of its execution by State Street and shall remain in full force and effect until terminated as herein provided.

          b. Termination of Agreement. Either party may terminate this Agreement (i) for any reason by giving the other party at least one-hundred and eighty days' prior written notice in the case of notice of termination by State

Street to the Customer or thirty days' notice in the case of notice from the Customer to State Street of termination; or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. In the event the Customer shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Agreement and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Customer. This Agreement shall in any event terminate as to any Customer within 90 days after the termination of the Custodian Contract applicable to such Customer.

          c. Termination of the Right to Use. Upon termination of this Agreement for any reason, any right to use the System and access to the Data Access Services shall terminate and the Customer shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Agreement for any reason, the Customer shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided, however, that in the event that either party terminates this Agreement or the Custodian Contract for any reason other than the Customer's breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by the parties.

11.       MISCELLANEOUS

          a. Assignment: Successors. This Agreement and the rights and obligations of the Customer and State Street hereunder shall not be assigned by either party without the prior written consent of the other party, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street.

          b. Survival. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

          c. Entire Agreement. This Agreement and the attachments hereto constitute the entire understanding of the parties hereto with respect to the Data Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Agreement is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Contract or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver or any right hereunder shall be deemed to be a continuing waiver.

          d. Severability. If any provision or provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

          e. Governing Law. This Agreement shall be interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.



         THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of September [ * ], 1995.


                              NEW ENGLAND FUNDS TRUST III



                              By:


                              Name:


                              Title:



                              STATE STREET BANK AND TRUST COMPANY



                              By:


                              Name:      Ronald E. Logue


                              Title:     Executive Vice President

                                  ATTACHMENT A

                           System Product Description


I. Multicurrency-HORIZONR Accounting System. The Multicurrency HORIZON Accounting System is designed to provide lot level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance, and 4) appropriate automated feeding mechanisms to (i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytic services, (iv) customer's internal computing systems and (v) various State Street provided information services products.

II. Global Quest. Global Quest is designed to provide customer access to the following information maintained on The Multicurrency HORIZON Accounting System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables; 4) tax refund; 5) daily priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history; and 10) daily, weekly and monthly evaluation services.

                                  ATTACHMENT B

                            Designated Configuration

                                  ATTACHMENT C

                                  Undertaking


          The undersigned understands that in the course of its employment as Investment Advisor to New England Funds Trust III (the "Customer") it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON Accounting System and other information systems (collectively, the "System").

          The undersigned acknowledges that the System and the databases, computer programs screen formats, report formats, interactive design techniques, documentation and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Customer and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street
(hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

          The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

          Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.

                              NEW ENGLAND FUNDS MANAGEMENT, L.P.


                              By:

                              Name:

                              Title:

                              Date:

                                  ATTACHMENT C

                                  Undertaking


The undersigned understands that in the course of its employment as Investment Advisor to New England Funds Trust III (the "Customer") it will have access to State StreetBank and Trust Company's ("State Street") Multicurrency HORIZON Accounting System andother information systems (collectively, the "System").

          The undersigned acknowledges that the System and the databases, computer programs screen formats, report formats, interactive design techniques, documentation and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Customer and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street
(hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

          The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

          Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.

                              LOOMIS, SAYLES & COMPANY, L.P.



                              By:

                              Name:

                              Title:

                              Date:

                                  ATTACHMENT D

                                    Support


          During the term of this Agreement, State Street agrees to provide the following ongoing support services:

          a. Telephone Support. The Customer Designated Persons may contact State Street's HORIZOPe Help Desk and Customer Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Customer shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as "the Customer Designated Persons").

          b. Technical Support. State Street will provide technical support to assist the Customer in using the System and the Data Access Services. The total amount of technical support provided by State Street shall not exceed 10 resource days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). Technical support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

          c. Maintenance Support. State Street shall use commercially reasonable efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

          d. System Enhancements. State Street will provide to the Customer any enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify the Customer and shall offer the Customer reasonable training on the enhancement. Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

          e. Custom Modifications. In the event the Customer desires custom modifications in connection with its use of the System, the Customer shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

          f. Limitation on Support. State Street shall have no obligation to support the Customer's use of the System: (1) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Customer has modified the System in breach of this Agreement.